Exhibit 99.1

WiSA Technologies Reports Q2 2023 Results

-	Five customers that received WiSA E Development Kits represent about 50% of global soundbar market share –
-	Each customer has potential for over 1 million units per year in volume -

BEAVERTON, OR — (August 15, 2023) — WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, reported second quarter 2023 financial results in its Form 10-Q, which was filed on August 14, 2023. In its conference call and presentation today at 8:00 am PT / 11:00 am ET, management will discuss its WiSA E strategy and initiatives, the Company’s results, and provide a general business update.

“In July, after collaborating in 2022 and 2023 with strategic customers on features, performance, and pricing, we delivered WiSA E development kits to five Tier-1 HDTV and audio customers,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “We are excited about the prospects for WiSA E to unify a highly fragmented market currently served by proprietary, closed audio solutions. These customers alone each represent annual unit sales opportunities ranging from 1 million to 3 million, or potentially from $5 million to $15 million in revenue per customer, with revenue contributions expected as soon as second half of 2024. Customer enthusiasm thus far has been impressive, and one customer is already evaluating an embedded software IP solution for transmitting audio to its speakers from their soundbar. In a few weeks, we will be launching WiSA E to the rest of the audio industry at the CEDIA trade show.”

“We continue to explore strategic opportunities, and the team just completed two weeks of discussions in Asia focused particularly on ways to leverage the value of our intellectual property, such as that embedded in WiSA E. Concurrently, progress is being made toward a definitive agreement to acquire Comhear and expand our IP portfolio,” continued Moyer.

“For the first time since May of 2022, we are seeing consumers return to purchasing audio products. Our unaudited consumer audio product sales in July 2023 have essentially matched Q2 2023 sales. With higher consumer demand for audio products, a new WiSA DS enabled soundbar launching in Q4, and typical seasonality, we expect sequential revenue growth in Q3 and Q4 of this year,” added Moyer.

Q2 2023 Financial Highlights

•	Q2 2023 revenue was $0.4 million, compared to $0.9 million in Q2 2022 and $0.5 million in Q1 2023.
•	Q2 2023 gross margin as a percentage of sales was negative 47%, compared to 20% in Q2 2022 and negative 267% in Q1 2023. The decrease in gross margin in Q2 2023 compared to Q2 2022 was mainly attributable to a $169,000 increase in inventory reserves associated with our consumer audio products, lower sales volumes in relation to the fixed portion of costs and lower pricing of our consumer audio products.
•	In April 2023, we received net proceeds of approximately $1.0 million through the issuance of common stock and warrants.
•	In April 2023, the Company paid off in its entirety the outstanding balance due under the Company’s Senior Secured Convertible Note issued on August 15, 2022.
•	In May 2023, we received net proceeds of approximately $1.9 million in connection with a warrant exercise inducement.
•	At June 30, 2023, cash and cash equivalents were $2.0 million.

Subsequent Financing Event

In July 2023, the Company entered into warrant exercise inducement offer letters with holders of warrants issued in May 2023. The warrant inducement closed on August 8, 2023, by which time the holders had exercised 510,000 of these warrants resulting in aggregate gross proceeds, before deducting fees and other offering expenses, of approximately $678,000 from such exercises to the Company.

Expense Reductions and Financial Guidance

The Company plans to reduce total cash operating expenses in non-engineering salary and other sales and marketing expenses. Cash operating expenses in the second half of 2023 are expected to be approximately $500,000 less than in the second half of 2022, and 2024 operating expenses are expected to be approximately $2 million lower compared to our 2023 plan.

The Company expects sequential organic revenue growth in each of the third and fourth quarters of 2023, with projected revenues in the range of $450,000 to $600,000 in Q3 2023 and in the range of $1.0 million to $1.4 million in Q4 2023.

Q2 2023 and Recent Highlights

•	Hisense’s latest U7K and U8K Series ULED TVs earned WiSA SoundSend Certification.
•	Began taking pre-orders for WiSA E multi-channel development kits. Using the 5GHz portion of the Wi-Fi band, WiSA E offers high-performance, high-quality wireless audio transmission and reception at an affordable price.
•	Partnered with Sunplus Technology, a leading chip provider for multimedia and automotive applications, to bring to market a multichannel immersive audio System-on-a-Chip (SoC) targeting the Atmos soundbar market.
•	Launched two new tools for WiSA Technologies’ customers to streamline the development and manufacturing of WiSA E and WiSA DS implementations.
•	Started shipping WiSA E development kits to key tier 1 HDTV and audio customers in major markets, including Korea, Japan, United States and China.

WiSA Technologies Investor Conference Call

Management will hold a conference call to discuss the results at 8:00 am PT / 11:00 am ET, on Tuesday, August 15, 2023. The conference call will be available through a live webcast found here:

Webcast | Second Quarter 2023 Results Webcast

Those without internet access or who wish to dial in may call: 1-877-270-2148 (domestic), or 1-412-902-6510 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for one year, at the above webcast link. A telephonic replay of the call will be available through August 23, 2023 and may be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 5813612.

A presentation of the Q2 2023 results will be accessible on Tuesday, August 15, 2023, under the “Investors” section of WiSA Technologies’ website.

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com

© 2023 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding the proposed transaction, revenue growth, business opportunities and prospects, design production, product launches and inventory levels, projected operating expenses and expected sequential growth are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting, among other items, the proposed transaction; and other risks affecting WiSA’s business generally, including risks related to market, economic and other conditions; WiSA’s ability to continue as a going concern; WiSA’s ability to manage costs and execute on its operational and budget plans; WiSA’s ability to achieve its financial goals and other risks as more fully described in WISA’s filings with the SEC. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com